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                                                                       EXHIBIT B

                                            Translation from the German Language

                                      Number 560 of the Notarial Docket for 1997

                                     [Seal]

                                   NEGOTIATED

                         at Osnabruck on August 30, 1997

                        Before me the Officiating Notary

                              DR. JUR. ULRICH FUNK

                          with his Office in Osnabruck

appeared today:

1. The physician, Dr. med. Manfred Georg Krukemeyer, born on May 7, 1961, Am Natruper Holz 69, 49076 Osnabruck, -personally known-

2. The Business Manager, Mr. Armin Sulberg, born on July 22, 1957, residing at Kassel, Osterbachweg 54 and the Diplom-Kaufmann (Master of Business Administration), Dr. Heiner Meyer zu Losebeck, born on October 26, 1952, residing at Vogeler Str. 6, 49080 Osnabruck
         -both personally known-
         acting in their respective capacity as Managing Director of Paracelsus-Kliniken- Deutschland GmbH, Am Natruper Holz 69, 49076 Osnabruck, which was newly established today by way of a reorganization, each of them having sole power of representation and being exempt from the limitations set forth in Section 181 BGB.

The appearing persons requested the notarization of the following:

                             CONTRIBUTION AGREEMENT

They declared:

                              (Page 17 of 47 pages)
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               CONTRIBUTION OF THE PARACELSUS-ACUTE-CARE HOSPITALS
                               BY WAY OF SPLIT-OFF

                                       A.
                                 SPLIT-OFF PLAN

I.
PARTICIPATING PARTIES ARE:
1.
a) the sole proprietorship Paracelsus-Klinik Zwickau, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck, registered with the commercial register of the County Court (Amtsgericht) of Chemnitz under HR A 3059 and having its seat in Zwickau,
b) the sole proprietorship Paracelsus-Klinik Schoneck, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck, registered with the commercial register of the County Court of Chemnitz under HR A 3042 and having its seat in Schoneck,
c) the sole proprietorship Paracelsus-Klinik Munchen, Proprietor: Dr. med. Manfred Georg Krukemeyer, registered with the commercial register of the County Court of Munchen under HR A 71539 and having its seat in Munich,
d) the sole proprietorship Paracelsus-Klinik Neuss, Proprietor: Dr. med. Manfred Georg Krukemeyer, registered with the commercial register of the County Court of Neuss under HR A 5051 and having its seat in Neuss,
e)       the sole proprietorship Paracelsus-Klinik Henstedt-Ulzburg, Proprietor:
         Dr. med. Manfred Georg Krukemeyer, registered with the commercial register of the County Court of Bad Bramstedt under HR A 1683 and having its seat in Henstedt-Ulzburg,
f)       the sole proprietorship Paracelsus-Klinik am Silbersee Hannover,
         Proprietor: Dr. med. Manfred Georg Krukemeyer, registered with the commercial register of the County Court of Hannover under HR A 25513 and having its seat in Langenhagen,
g) the sole proprietorship Paracelsus Klinik Bad Ems, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck, registered with the commercial register of the County Court of Koblenz under HR A 4609 and having its seat in Bad Ems,
h) the sole proprietorship Paracelsus-Klinik Karlsruhe, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck, registered with the commercial register of the County Court of Karlsruhe under HR A 4277 and having its seat in Karlsruhe,
i)       the sole proprietorship Paracelsus-Kurfurstenklinik Bremen, Proprietor:
         Dr. med. Manfred Georg Krukemeyer, registered with the commercial register of the County Court of Bremen under HR A 21250 and having its seat in Bremen,
j) the sole proprietorship Paracelsus-Elena-Klinik Kassel, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck, registered with the commercial register of the County Court of Kassel under HR A 9742 and having its seat in Kassel,

                             (Page 18 of 47 pages)
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k)       the sole proprietorship Paracelsus-Klinik Golzheim, Proprietor: Dr.
         med. Manfred Georg Krukemeyer, registered with the commercial register of the County Court of Dusseldorf under HR A 12906 and having its seat in Dusseldorf,
l) the sole proprietorship Paracelsus Klinik Osnabruck, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck, registered with the commercial register of the County Court of Osnabruck under HR A 6004 and having its seat in Osnabruck, under a) to l) transferring parties.

2.
The Company Paracelsus-Kliniken-Deutschland GmbH, having its seat in Osnabruck
         - under 2. acquiring party.

I, the appearing person named under 1., Dr. med. Manfred Georg Krukemeyer, am the owner of the sole proprietorships listed above under clause 1. a) to l). I have additional assets besides those sole proprietorships.

I wish to contribute collectively the sole proprietorships listed above under clause 1. a) to l) to Paracelsus-Kliniken-Deutschland GmbH, which was newly established today by way of a reorganization effected by my splitting off the sole proprietorships listed above under clause 1. a) to l) according to Section 123, para. 3, clause 1 of the Reorganization Law (Umwandlungsgesetz).

II.
SPLIT-OFF

I split off from my assets the sole proprietorships operated under the following names:
a) Paracelsus-Klinik Zwickau, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
b) Paracelsus-Klinik Schoneck, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
c)       Paracelsus-Klinik Munchen, Proprietor: Dr. med. Manfred Georg
         Krukemeyer,
d)       Paracelsus-Klinik Neuss, Proprietor: Dr. med. Manfred Georg Krukemeyer,
e) Paracelsus-Klinik Henstedt-Ulzburg, Proprietor: Dr. med. Manfred Georg Krukemeyer,
f) Paracelsus-Klinik am Silbersee Hannover, Proprietor: Dr. med. Manfred Georg Krukemeyer,
g) Paracelsus Klinik Bad Ems, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
h) Paracelsus-Klinik Karlsruhe, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
i) Paracelsus-Kurfurstenklinik Bremen, Proprietor: Dr. med. Manfred Georg Krukemeyer,
j) Paracelsus-Elena-Klinik Kassel, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
k)       Paracelsus-Klinik Golzheim, Proprietor: Dr. med. Manfred Georg
         Krukemeyer,
l)       Paracelsus Klinik Osnabruck, Proprietor: Dr. med. Manfred Georg
         Krukemeyer,

                             (Page 19 of 47 pages)
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and transfer them collectively to Paracelsus-Kliniken-Deutschland GmbH in
Osnabruck which was newly established today by way of a reorganization. The assets and liabilities of the transferred proprietorships are stated on the closing balance sheets of the sole proprietorships as of December 31, 1996, which are attached to this notarial document as Exhibits 1 through 12 and made part hereof. Also attached is the closing balance sheet of the combined enterprises of the sole proprietor Dr. Manfred Georg Krukemeyer (Exhibit 13).

Based on these balance sheets, the book value of the equity capital of the hospitals split-up hereunder amounts to DM120,000 in the aggregate, resulting in an increase of the registered capital of Paracelsus-Kliniken-Deutschland GmbH from DM6,880,000 to DM7.000.000.

The physician Dr. med. Manfred Georg Krukemeyer shall be admitted to subscribe to the increased share of DM120,000 of the registered capital. He agrees to subscribe to such share.

The Company shall be based on the opening balance sheet as of January 1, 1997 (Exhibit 14). Such opening balance sheet is based on the opening balance sheet prior to the split-off (Exhibit 15).

The contracting parties agree that, with the transfer of the Paracelsus-Klinik Osnabruck, the participations in companies affiliated with that hospital (Paracelsus-Klinik Hemer GmbH; Paracelsus-Klinik Gluckstadt GmbH; Paracelsus Park Hospital GmbH; Paracelsus U.K. Ltd., England and Paracelsus Berit Klinik AG, Switzerland) are also transferred. As a precaution, the appearing person named under 1. assigns his interests in the affiliated domestic and foreign enterprises to the appearing person named under 2. which accepts the transfer hereby. As consideration, the appearing person named under 2. assigns the dividend rights pertaining to the Paracelsus Berit Klinik AG, Switzerland. The purpose of the assignment is to cover personal liabilities of the appearing person named under 1. The appearing person named under 1. consents to the sale of the hospital subject to the condition that his personal liabilities mentioned before are appropriately covered otherwise.

Should, according to foreign law, further requirements need to be fulfilled for the consummation of the aforementioned assignments, the parties agree to meet such requirements within 6 weeks after notarization.

III.
RECORD DATE

As of the December 31, 1996 record date, the actions of:
a) Paracelsus-Klinik Zwickau, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
b) Paracelsus-Klinik Schoneck, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
c)       Paracelsus-Klinik Munchen, Proprietor: Dr. med. Manfred Georg
         Krukemeyer,
d)       Paracelsus-Klinik Neuss, Proprietor: Dr. med. Manfred Georg Krukemeyer,

                             (Page 20 of 47 pages)
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e)       Paracelsus-Klinik Henstedt-Ulzburg, Proprietor: Dr. med. Manfred Georg
         Krukemeyer,
f) Paracelsus-Klinik am Silbersee Hannover Proprietor: Dr. med. Manfred Georg Krukemeyer,
g) Paracelsus Klinik Bad Ems, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
h) Paracelsus-Klinik Karlsruhe, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
i) Paracelsus-Kurfurstenklinik, Bremen Proprietor: Dr. med. Manfred Georg Krukemeyer,
j) Paracelsus-Elena-Klinik Kassel, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
k)       Paracelsus-Klinik Golzheim, Proprietor: Dr. med. Manfred Georg
         Krukemeyer,
l)       Paracelsus Klinik Osnabruck, Proprietor: Dr. med. Manfred Georg
         Krukemeyer.

shall be deemed to be undertaken on behalf of Paracelsus-Kliniken-Deutschland GmbH. As of this record date, the shareholder of Paracelsus-Kliniken-Deutschland GmbH shall be entitled to the profit on the balance sheet. For tax purposes the split-off shall have retroactive effect as of December 31, 1996 pursuant to
Section 20 of the Reorganization Tax Law (Umwandlungssteuergesetz).

IV.
EMPLOYEES

The company Paracelsus-Kliniken-Deutschland GmbH takes over the employees of the sole proprietorships
a) Paracelsus-Klinik Zwickau, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
b) Paracelsus-Klinik Schoneck, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
c)       Paracelsus-Klinik Munchen, Proprietor: Dr. med. Manfred Georg
         Krukemeyer,
d)       Paracelsus-Klinik Neuss, Proprietor: Dr. med. Manfred Georg Krukemeyer,
e) Paracelsus-Klinik Henstedt-Ulzburg, Proprietor: Dr. med. Manfred Georg Krukemeyer,
f) Paracelsus-Klinik am Silbersee Hannover, Proprietor: Dr. med. Manfred Georg Krukemeyer,
g) Paracelsus Klinik Bad Ems, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
h) Paracelsus-Klinik Karlsruhe, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
i) Paracelsus-Kurfurstenklinik Bremen, Proprietor: Dr. med. Manfred Georg Krukemeyer,
j) Paracelsus-Elena-Klinik Kassel, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
k)       Paracelsus-Klinik Golzheim, Proprietor: Dr. med. Manfred Georg
         Krukemeyer,
l)       Paracelsus Klinik Osnabruck, Proprietor: Dr. med. Manfred Georg
         Krukemeyer.

A result of the takeover is that the employees obtain additional co-determination rights. Pursuant to the Law on the Co-Determination of Employees, dated May 4, 1976 (BGBl. I p. 1153) (Mitbestimmungsgesetz), a supervisory board must be established because the number of

                             (Page 21 of 47 pages)
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employees will increase to over 2,000. The supervisory board will consist of six
(6) supervisory board members each of the shareholders and of the employees
(four (4) employees from the Company and two (2) as representatives of the trade unions) because the number of employees does not exceed 10,000.

V.
PARTICIPATION OF THE WORKERS' COUNCIL (Betriebsrat)

The workers' councils of the entities participating in the reorganization as well as the Central Workers' Council of the former Paracelsus-Kliniken Dr. med. Hartmut Krukemeyer GmbH & Co. KG have waived their information right and the one-month period pursuant to Section 126 para. 3 of the Reorganization Law (Section 5, para. 3 Reorganization Law). Certified photocopies of the waivers are attached as exhibits to the applications.

                                       B.
                                   RESOLUTIONS

1. A report on the split-off is not required; as a precaution, the preparation of such report is waived.

2.       We also waive an audit of the split-off.

3.       I, the appearing person named under 1. as  proprietor of
         a) Paracelsus-Klinik Zwickau, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
         b) Paracelsus-Klinik Schoneck, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
         c) Paracelsus-Klinik Munchen, Proprietor: Dr. med. Manfred Georg Krukemeyer,
         d) Paracelsus-Klinik Neuss, Proprietor: Dr. med. Manfred Georg Krukemeyer,
         e) Paracelsus-Klinik Henstedt-Ulzburg, Proprietor: Dr. med. Manfred Georg Krukemeyer,
         f) Paracelsus-Klinik am Silbersee Hannover Proprietor: Dr. med. Manfred Georg Krukemeyer,
         g) Paracelsus Klinik Bad Ems, Proprietor: Dr. med. Manfred Georg Krukemeyer,
         h) Paracelsus-Klinik Karlsruhe, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
         i) Paracelsus-Kurfurstenklinik Bremen, Proprietor: Dr. med. Manfred Georg Krukemeyer,
         j) Paracelsus-Elena-Klinik Kassel, Proprietor: Dr. med. Manfred Georg Krukemeyer, Osnabruck
         k) Paracelsus-Klinik Golzheim, Proprietor: Dr. med. Manfred Georg Krukemeyer,
         l) Paracelsus Klinik Osnabruck, Proprietor: Dr. med. Manfred Georg Krukemeyer,
         as well as we,

                             (Page 22 of 47 pages)
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         Dr. med. Manfred Georg Krukemeyer and the Dr. med. Hartmut Krukemeyer
         Verwaltungs-GmbH, represented by the managing director Dr. med. Manfred Georg Krukemeyer, having sole power of representation and being exempt from the limitations of Section 181 BGB, as shareholders of the company Paracelsus-Kliniken-Deutschland GmbH, and Mr. Armin Sulberg as well as Dr. Meyer zu Losebeck, each of them in their respective capacity as managing director of the company Paracelsus-Kliniken-Deutschland GmbH and each having sole power of representation, agree to the split-off by way of separation and transfer/takeover.

4. We waive our right to file a complaint against the validity of the separation- and takeover agreement.

5. We, the appearing persons, Dr. med. Manfred Georg Krukemeyer and Armin Sulberg as well as Dr. Meyer zu Losebeck, further waive all actions, declarations, and submissions of documents that can be waived pursuant to the Reorganization Law, to the extent such waiver is legally possible.

6. Section 5, clause 1 of the charter of the Paracelsus-Kliniken-Deutschland GmbH shall be changed and shall state the following:

         1.       The registered capital of the Company shall be DM7,000,000.

                                       C.
                                 PERSONAL ASSETS

I, Dr. med. Manfred Georg Krukemeyer, confirm that my personal assets exceed the liabilities.

                                       D.
                                FINAL PROVISIONS

                                       1.
                                      COSTS

The costs of this Notarial Deed and its consummation shall be borne by Paracelsus-Kliniken-Deutschland GmbH.

                                       2.
                                POWER OF ATTORNEY

We authorize the staff of the Notary's Office, Gisela Schluter, Tanja Rencis, and Marion Wechelmann, all at 49074 Osnabruck, Moserstrasse 33, each individually, to make all declarations that possibly become necessary for the consummation, amendment and/or supplement of this Notarial Deed on behalf of us and of the companies and enterprises represented by us. The

                             (Page 23 of 47 pages)
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authorized staff is exempt from the limitations of Section 181 BGB and entitled to grant substitute powers of attorney.



                                       3.
                                SEVERANCE CLAUSE

Should one of the provisions above be or become invalid, the remaining provisions of this Agreement shall remain unaffected thereof. For the invalid provision a valid provision shall be found which corresponds as much as possible to the economic meaning of the invalid provision.

The appearing person declared that all declarations which he has made in this Notarial Deed on behalf of himself have also been made in the name and pursuant to instructions of his deceased father, Prof. Dr. med. Hartmut Krukemeyer, as his attorney-in-fact based on a General Power of Attorney (No. 138 of the Notarial Docket for 1993) granted on October 18, 1993 in the presence of the notary Albert Korte having his office in Osnabruck.

An original copy of this power of attorney was made available to the officiating notary at the time of notarization and a certified copy of it was attached to this Notarial Deed. The renewed reading of the power of attorney was waived.

The Notary established that pursuant to the language of the document, the power of attorney is defined as a general power of attorney and in the document it was declared that this general power of attorney shall not terminate upon death.

                                       4.

The Notary points out the following to the appearing persons:

The County Court of Osnabruck revoked in a decree, dated August 19, 1997, the Certificate of Inheritance that was issued to Dr. med. Manfred Georg Krukemeyer on July 27, 1994 and appointed executors in an additional decree, dated August 25, 1997.

As executors were appointed:
a)       Dr. Heiner Meyer zu Losebeck, Osnabruck
b)       Attorney and Notary Peter Frommhold, Munster

If and to the extent that the estate of Dr. med. Hartmut Krukemeyer who deceased in May of 1994 is affected by this Notarial Deed, the dispositions may be subject to the approval by the executors or the termination of their rights pursuant to Section 2205 BGB, Section 2211 BGB. A subsequent approval does not have retroactive effect.

                             (Page 24 of 47 pages)
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The Notary pointed out that the waiver of the workers' council is not regulated by statute; however, in general, it is deemed valid.


The protocol was read to the appearing persons, was approved by them and signed by them in handwriting as follows; the proceedings ended at 3:30 p.m.:

Signed: Dr. Manfred Georg Krukemeyer
Signed: Armin Sulberg
Signed: Dr. Heiner Meyer zu Losebeck
L.S. signed: Dr. Ulrich Funk, Notary



















The undersigned managing director of Park-Hospital GmbH represents that the foregoing is a fair and accurate translation of the "EINBRINGUNGSVERTRAG" December 9, 1997


 /S/ DR. HEINER MEYER ZU LOSEBECK
------------------------------------------------
DR. HEINER MEYER ZU LOSEBECK

                             (Page 25 of 47 pages)